CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Form 20-F of Healthzone Limited of our reports, dated 28 September, 2008,  21 September, 2009, and 30 September, 2010 , relating to the annual financial statements of Healthzone Limited as of 30 June 2008, 2009 and 2010, and the related consolidated statements of income, financial position, changes in equity, and cash flows for each of the years then ended.

/s/ PKF Chartered Accountants

Sydney, Australia
23 July, 2011